FOR IMMEDIATE RELEASE:

Media Contact:
Kirstie Burden, Overstock.com, Inc.
+1 (801) 947-3116
kburden@overstock.com

Investor Contact:
Mark Harden, Overstock.com, Inc.
+1 (801) 947-5409
mharden@overstock.com

Overstock.com Reports Q3 2014 Results
Q3 2014 revenue growth of 17 percent and net income of $1.6 million

SALT LAKE CITY - October 23, 2014 - Overstock.com, Inc. (NASDAQ: OSTK) today reported financial results for the quarter ended September 30, 2014.

Key Q3 2014 metrics (comparison to Q3 2013):

•	Revenue: $353.0M vs. $301.4M (17% increase);

•	Gross profit: $67.1M vs. $59.2M (13% increase);

•	Gross margin: 19.0% vs. 19.6% (60 basis point decrease);

•	Sales and marketing expense: $25.4M vs. $22.5M (13% increase);

•	Contribution (non-GAAP measure): $41.6M vs. $36.7M (13% increase);

•	G&A/Technology expense: $39.3M vs. $33.2M (18% increase);

•	Pre-tax income: $2.0M vs. $3.6M ($1.6M decrease);

•	Provision for income taxes: $413,000 vs. $91,000 ($322,000 increase);

•	Net income: $1.6M vs. $3.5M ($1.9M decrease); and

•	Diluted EPS: $0.07/share vs. $0.14/share ($0.07/share decrease).

As previously announced, the company will hold a conference call and webcast to discuss its Q3 2014 financial results Thursday, October 23, 2014, at 11:30 a.m. ET.

Webcast information

To access the live webcast and presentation slides, go to http://investors.overstock.com. To listen to the conference call via telephone, dial (877) 673-5346 and enter conference ID 17335480 when prompted. Participants outside the United States or Canada who do not have Internet access should dial +1 (724) 498-4326 then enter the conference ID provided above.

A replay of the conference call will be available at http://investors.overstock.com starting two hours after the live call has ended. An audio replay of the webcast will be available via telephone starting at 2:30 p.m. ET on Thursday, October 23, 2014, through 11:59 p.m. ET on Thursday, November 6, 2014. To listen to the recorded webcast by phone, dial (855) 859-2056 then enter the conference ID provided above. Outside the U.S. or Canada dial +1 (404) 537-3406 and enter the conference ID provided above.

Email questions to Mark Harden at mharden@overstock.com prior to the conference call.

Key financial and operating metrics:

Investors should review our financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

Total net revenue - Total net revenue for Q3 2014 and 2013 was $353.0 million and $301.4 million, respectively, a 17% increase. The growth in revenue was primarily due to a 13% increase in orders, coupled with a 6% increase in average order size, from $170 to $180. These increases were partially offset by increased promotional activities including coupons, site sales, and Club O Rewards (which we recognize as a reduction of revenue) due to driving a higher proportion of our sales using those channels. Although our average order size has increased in recent years, we expect the rate of increase to taper in the future.

Gross profit - Gross profit for Q3 2014 and 2013 was $67.1 million and $59.2 million, respectively, a 13% increase, representing 19.0% and 19.6% gross margin for those respective periods. The increase in gross profit was primarily due to higher revenue. The decrease in gross margin was largely due to increased promotional activities including coupons, site sales, and Club O Rewards (which we recognize as a reduction of revenue) due to driving a higher proportion of our sales using those channels.

Sales and marketing expenses - Sales and marketing expenses totaled $25.4 million and $22.5 million for Q3 2014 and 2013, respectively, a 13% increase, and representing 7.2% and 7.5% of total net revenue for those periods. The increase in sales and marketing expenses was primarily due to higher revenue. The decrease in sales and marketing expenses as a percent of revenue was primarily due to decreased spending in the sponsored search and offline advertising marketing channels due to driving a smaller proportion of our revenue using those channels.

Contribution (a non-GAAP financial measure) and contribution margin (a non-GAAP financial measure) - Contribution for Q3 2014 and 2013 was $41.6 million and $36.7 million, respectively, a 13% increase, representing 11.8% and 12.2% contribution margin for those respective periods.

Contribution (a non-GAAP financial measure - which we reconcile to "gross profit" in our statement of income) consists of gross profit less sales and marketing expense and reflects an additional way of viewing our results. Contribution margin is contribution as a percentage of total net revenue. We believe contribution and contribution margin provides management and users of the financial statements information about our ability to cover our operating costs, such as technology and general and administrative expenses. Contribution and contribution margin are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. The material limitation associated with the use of contribution is that it is an incomplete measure of profitability as it does not include all operating expenses or non-operating income and expenses. Management compensates for these limitations when using this measure by looking at other GAAP measures, such as operating income and net income.

Our calculation of contribution and contribution margin is set forth below (in thousands):

	Three months ended
	September 30,
	2014		2013
Total net revenue	$352,991	100.0%	$301,426	100.0%
Cost of goods sold	285,933	81.0%	242,276	80.4%
Gross profit	67,058	19.0%	59,150	19.6%
Less: Sales and marketing expense	25,428	7.2%	22,463	7.5%
Contribution and contribution margin	$41,630	11.8%	$36,687	12.2%

Technology expenses - Technology expenses totaled $22.2 million and $17.3 million for Q3 2014 and 2013, respectively, a 29% increase, and representing 6.3% and 5.7% of total net revenue for those respective periods. The increase is primarily due to an increase in staff-related costs of $3.0 million related to our recent innovation efforts in fulfillment services, international expansion, and other software innovation, and a related increase in technology depreciation of $1.4 million.

General and administrative ("G&A") expenses - G&A expenses totaled $17.1 million and $16.0 million for Q3 2014 and 2013, respectively, a 7% increase, and representing 4.8% and 5.3% of total revenue for those respective periods. The increase is primarily due to an increase of $2.4 million in staff and travel related costs, and a $565,000 increase in professional fees, partially offset by a decrease of $2.5 million in legal costs.

Interest income - Interest income was $36,000 and $34,000 for Q3 2014 and 2013, respectively.

Interest expense - Interest expense totaled $11,000 and $33,000 for Q3 2014 and 2013, respectively.

Other income (expense), net - Other income (expense), net totaled ($350,000) and $165,000 for Q3 2014 and 2013, respectively. The decrease is primarily due to an increase in unrealized losses on precious metals of $659,000, partially offset by increased Club O Rewards and gift card breakage of $209,000.

Overall, our revenue growth drove higher gross profits, and growth in Contribution. These increases were offset by higher technology expenses as part of our innovation efforts. As a result, operating income decreased as compared to Q3 2013.

Provision for income taxes - Provision for income taxes totaled $413,000 and $91,000 for Q3 2014 and 2013, respectively.

Free cash flow (a non-GAAP financial measure) - Free cash flow totaled $32.7 million and $39.4 million for the twelve months ended September 30, 2014 and 2013, respectively. The $6.6 million decrease was due to a $20.7 million increase in capital expenditures including the company’s recent $11.0 million purchase of land for its future headquarters, partially offset by a $14.1 million increase in operating cash flows.

Free cash flow reflects an additional way of viewing our cash flows and liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows and liquidity. Free cash flow, which we reconcile to “net cash provided by (used in) operating activities,” is cash flow from operations, reduced by “expenditures for fixed assets, including internal-use software and website development.” We believe that cash flows from operating activities is an important measure, since it includes both the cash impact of the continuing operations of the business and changes in the balance sheet that impact cash. Also, we believe free cash flow is a useful measure to evaluate our business since purchases of fixed assets are a necessary component of ongoing operations and free cash flow measures the amount of cash we have available for mandatory debt service and financing obligations, changes in our capital structure, and future investments, after we have paid our operating expenses. Therefore, we believe it is important to view free cash flow as a complement to our entire consolidated statements of cash flows.

Our calculation of free cash flow is set forth below (in thousands):

	Nine months ended September 30,		Twelve months ended September 30,
	2014	2013	2014	2013
Net cash provided by (used in) operating activities	$(496)	$13,784	$69,365	$55,266
Expenditures for fixed assets, including internal-use software and website development	(32,544)	(13,970)	(36,641)	(15,896)
Free cash flow	$(33,040)	$(186)	$32,724	$39,370

Cash and working capital - We had cash and cash equivalents of $112.7 million and $148.7 million and working capital of $18.0 million and $25.6 million at September 30, 2014 and December 31, 2013, respectively.

Our December 31, 2013 balance sheet includes an immaterial revision to current and deferred tax assets and our provision for income taxes for 2013. The effect of the revision was to reduce current and long-term deferred tax assets by $121,000 and $2.9 million, respectively, with an offsetting increase of $3.0 million to our provision for income taxes for 2013.

About Overstock.com
Overstock.com, Inc. (NASDAQ: OSTK) is a discount online shopping retailer based in Salt Lake City, Utah that sells a broad range of products including furniture, rugs, bedding, electronics, clothing, and jewelry. Worldstock.com, a fair trade department dedicated to selling artisan-crafted products from around the world offers additional unique items. Main Street Revolution supports small businesses across the United States by providing them a national customer base. Forbes ranked Overstock in its list of the Top 100 Most Trustworthy Companies in 2014. The NRF Foundation/American Express 2011 Customer Choice Awards ranked Overstock #4 in customer service among all U.S. retailers. Overstock sells internationally under the name O.co. Overstock Shopping (http://www.overstock.com and http://www.o.co) regularly posts information about the company and other related matters under Investor Relations on its website.

Overstock.com®, O.co®, Worldstock Fair Trade® and Club O Rewards® are registered trademarks of Overstock.com, Inc. O.info™, Club O™, Club O Dollars™ and Your Savings Engine™ are trademarks of Overstock.com, Inc. All other trademarks are the property of their respective owners.

# # #

This press release and the October 23, 2014 conference call and webcast to discuss our financial results may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include all statements other than statements of historical fact, including forecasts of trends. These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including the amount and timing of our capital expenditures, the mix of products we sell, the results of legal proceedings and claims and the amounts we spend relating to them, the extent to which we owe income taxes, competition, fluctuations in operating results, any difficulties we may encounter as a result of accepting Bitcoin as payment, any inability to raise capital if needed on acceptable terms, our efforts to expand both domestically and internationally, risks of inventory management and seasonality. Other risks and uncertainties include, among others, risks related to new products and services we may offer, and difficulties with our infrastructure, our expectations regarding the benefits and risks of the credit facility we recently entered into for the purpose of, among other things, financing our construction of an office campus to serve as our corporate headquarters, our fulfillment partners or our payment processors, including cyber-attacks or data breaches affecting us or any of them. More information about factors that could potentially affect our financial results is included in our Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the Securities and Exchange Commission on February 27, 2014, our Form 10-Q for the quarter ended March 31, 2014 which was filed with the Securities and Exchange Commission on April 29, 2014, and our Form 10-Q for the quarter ended June 30, 2014 which was filed with the Securities and Exchange Commission on July 29, 2014. These and our other subsequent filings with the Securities and Exchange Commission identify important factors that could cause our actual results to differ materially from those contained in our projections, estimates and other forward-looking statements.

Overstock.com, Inc.
Consolidated Balance Sheets (Unaudited)
(in thousands)

	September 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$112,740	$148,665
Restricted cash	1,580	1,580
Accounts receivable, net	14,941	16,047
Inventories, net	25,283	27,043
Prepaid inventories, net	1,723	1,804
Deferred tax assets, net	13,733	13,733
Prepaids and other current assets	14,143	10,298
Total current assets	184,143	219,170
Fixed assets, net	47,622	27,194
Precious metals	8,926	9,678
Deferred tax assets, net	52,952	55,861
Goodwill	2,784	2,784
Other long-term assets, net	1,943	2,023
Total assets	$298,370	$316,710
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$63,141	$90,582
Accrued liabilities	62,370	65,679
Deferred revenue	40,651	37,321
Total current liabilities	166,162	193,582
Other long-term liabilities	3,888	3,294
Total liabilities	170,050	196,876
Commitments and contingencies	0	0
Stockholders’ equity:
Preferred stock, $0.0001 par value:
Authorized shares - 5,000
Issued and outstanding shares - none	—	—
Common stock, $0.0001 par value
Authorized shares - 100,000
Issued shares - 27,230 and 26,909
Outstanding shares - 24,027 and 23,785	2	2
Additional paid-in capital	364,997	361,706
Accumulated deficit	(154,148)	(161,644)
Treasury stock:
Shares at cost - 3,203 and 3,124	(82,531)	(80,230)
Total stockholders’ equity	128,320	119,834
Total liabilities and stockholders’ equity	$298,370	$316,710

Overstock.com, Inc.
Consolidated Statements of Income and Comprehensive Income (Unaudited)
(in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Revenue, net
Direct	$33,592	$35,681	$104,854	$113,873
Fulfillment partner	319,399	265,745	921,889	792,751
Total net revenue	352,991	301,426	1,026,743	906,624
Cost of goods sold
Direct	29,385	30,777	91,955	99,768
Fulfillment partner	256,548	211,499	741,109	630,931
Total cost of goods sold	285,933	242,276	833,064	730,699
Gross profit	67,058	59,150	193,679	175,925
Operating expenses:
Sales and marketing	25,428	22,463	72,363	60,376
Technology	22,202	17,259	63,211	53,339
General and administrative	17,073	15,970	48,250	47,643
Restructuring	—	—	(360)	(471)
Total operating expenses	64,703	55,692	183,464	160,887
Operating income	2,355	3,458	10,215	15,038
Interest income	36	34	114	100
Interest expense	(11)	(33)	(30)	(121)
Other income (expense), net	(350)	165	633	360
Income before income taxes	2,030	3,624	10,932	15,377
Provision for income taxes	413	91	3,436	449
Net income	$1,617	$3,533	$7,496	$14,928
Net income per common share—basic:
Net income attributable to common shares—basic	$0.07	$0.15	$0.31	$0.63
Weighted average common shares outstanding—basic	24,027	23,766	23,988	23,692
Net income per common share—diluted:
Net income attributable to common shares—diluted	$0.07	$0.14	$0.31	$0.61
Weighted average common shares outstanding—diluted	24,283	24,446	24,290	24,297

Comprehensive income	$1,617	$3,533	$7,496	$14,928

Overstock.com, Inc.
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Nine months ended September 30,		Twelve months ended September 30,
	2014	2013	2014	2013
Cash flows from operating activities:
Net income	$7,496	$14,928	$78,020	$23,715
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	12,806	10,833	16,495	14,907
Realized gain from sale of marketable securities	(11)	(28)	(16)	(29)
Stock-based compensation to employees and directors	2,949	2,377	3,823	3,280
Deferred income taxes	2,909	—	(66,685)	—
Amortization of debt discount and deferred loan costs	—	14	4	32
Loss on investment in precious metals	752	475	1,734	475
Loss on investment in cryptocurrency	50	—	50	—
Restructuring (reversals)	(360)	(471)	(360)	(448)
Changes in operating assets and liabilities:
Restricted cash	—	125	75	280
Accounts receivable, net	1,106	4,601	(269)	(652)
Inventories, net	1,760	3,731	(2,550)	(1,343)
Prepaid inventories, net	81	(14)	203	(258)
Prepaids and other current assets	(3,484)	(2,995)	(1,025)	(1,387)
Other long-term assets, net	(7)	(445)	440	448
Accounts payable	(27,512)	(7,779)	8,447	11,277
Accrued liabilities	(3,164)	(2,308)	17,103	4,711
Deferred revenue	3,330	(8,553)	10,793	1,044
Other long-term liabilities	803	(707)	3,083	(786)
Net cash provided by (used in) operating activities	(496)	13,784	69,365	55,266
Cash flows from investing activities:
Purchases of marketable securities	(19)	(111)	(40)	(124)
Purchases of intangible assets	(54)	(13)	(54)	(13)
Sales of marketable securities	77	291	78	291
Investment in precious metals	—	(5,980)	(2,100)	(7,377)
Investment in cryptocurrency	(396)	—	(396)	—
Expenditures for fixed assets, including internal-use software and website development	(32,544)	(13,970)	(36,641)	(15,896)
Net cash used in investing activities	(32,936)	(19,783)	(39,153)	(23,119)
Cash flows from financing activities:
Payments on capital lease obligations	(325)	(2,563)	(325)	(2,563)
Payments on line of credit	—	—	—	(17,000)
Paydown on direct financing arrangement	(209)	(192)	(275)	(253)
Change in restricted cash	—	—	125	—
Proceeds from exercise of stock options	342	1,458	444	1,458
Purchase of treasury stock	(2,301)	(1,389)	(2,303)	(1,396)
Net cash used in financing activities	(2,493)	(2,686)	(2,334)	(19,754)
Net increase (decrease) in cash and cash equivalents	(35,925)	(8,685)	27,878	12,393
Cash and cash equivalents, beginning of period	148,665	93,547	84,862	72,469
Cash and cash equivalents, end of period	$112,740	$84,862	$112,740	$84,862